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WPS RESOURCES CAPITAL CORPORATION							   EXHIBIT A-2
CONSOLIDATING STATEMENT OF RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1999
(Thousands)

                                WPS          WPS         WPS                            Consolidated
                             Resources     Energy       Power                           Statement of
                              Capital     Services,  Development,    Eliminations         Retained
                            Corporation      Inc.        Inc.       Debit     Credit      Earnings
                            -----------   ---------  ------------   -----     ------    ------------

Retained Earnings
  (1/1/99)                   $     -     $(18,576)    $ (8,827)    $    -    $27,403      $     -
Net income                    (7,296)      (3,488)      (3,799)     1,238      8,525       (7,296)
                              ------      -------      -------      -----     ------       ------
                              (7,296)     (22,064)     (12,626)     1,238     35,928       (7,296)
                              ------      -------      -------      -----     ------       ------

Dividends on common stock       (146)           -         (148)       148         -          (146)
                              ------      -------      -------      -----     ------       ------
Retained Earnings
  (12/31/99)                 $(7,150)    $(22,064)    $(12,478)    $1,386    $35,928      $(7,150)
                              ======      =======      =======      =====     ======       ======
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